                                                                     Exhibit 3.1

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                            HORIZON PHARMACIES, INC.


                                  ARTICLE ONE

     HORIZON Pharmacies, Inc. (the "Corporation"), pursuant to the provisions of Section 4.07 of the Texas Business Corporation Act does hereby adopt these Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.


                                  ARTICLE TWO

     The Restated Articles of Incorporation were adopted by resolution of the Board of Directors of the Corporation on the 14th day of April, 1997.


                                 ARTICLE THREE

     The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:



                       RESTATED ARTICLES OF INCORPORATION
                                      OF
                          HORIZON PHARMACIES, INC.


                                   ARTICLE I

     The name of corporation is: HORIZON Pharmacies, Inc.


                                  ARTICLE II

     The period of the Corporation's duration is perpetual.

                                 ARTICLE III

     The purposes for which the Corporation is organized are as follows:

     1)   To engage in the retail pharmacy business

     2) Also to engage in any and all lawful business transactions for which corporations may be incorporated under the Texas Business Corporation Act.


                                   ARTICLE IV

     The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares. The par value of each share shall be one dollar ($1.00).


                                   ARTICLE V

     The Corporation will not commence business until it has received for the issuance of shares consideration of the value of not less than one thousand dollars ($1,000) consisting of money, services, or property actually received.


                                  ARTICLE VI

     The address of the Corporation's registered office in the State of Texas is 275 W. Princeton Drive, Princeton, Collin County, Texas 75407. The name of its registered agent at such address is Sy S. Shahid.


                                 ARTICLE VII

     The number of directors constituting the Board of Directors of the Corporation on the date hereof is five (5) and the following sets forth the names and addresses of the persons serving as directors on the date hereof:

     Rick D. McCord       275 W. Princeton Drive, Princeton, Texas 75407
     Sy S. Shahid         275 W. Princeton Drive, Princeton, Texas 75407
     David W. Frauhiger   275 W. Princeton Drive, Princeton, Texas 75407
     Charlie K. Herr      275 W. Princeton Drive, Princeton, Texas 75407
     Robert D. Mueller    275 W. Princeton Drive, Princeton, Texas 75407

     Dated this 14th day of April, 1997.


                                       HORIZON PHARMACIES, INC.


                                       By: /s/ RICK D. MCCORD
                                          -----------------------------------
                                          Rick D. McCord, President

STATE OF TEXAS      )
                    )
COUNTY OF COLLIN    )

     Before me, a notary public, on this day personally appeared Rick D. McCord, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this ___ day of April, A.D. 1997.

(Notarial Seal)

----------------------------------

                                       Notary Public, State of Texas
                                       My commission expires:

                                                           ,
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